UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 31, 2024

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 964-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, Mr. Alwyn Dawkins, Executive Vice President, Global Business Sales of Gartner, Inc. (“Gartner” or the “Company”), announced that he will be stepping down from his role effective January 6, 2025 in connection with his retirement. There has been no disagreement between Mr. Dawkins and Gartner around strategy, financials or business practices. To support a smooth transition of his responsibilities, Mr. Dawkins will stay on with the Company through at least March 31, 2025.

Mr. Dawkins joined the Company in 2002. He held leadership positions in Conferences Sales and Research Sales before assuming the leadership role of the Conferences function. Mr. Dawkins has led Gartner’s Global Business Sales organization since 2020. The Company thanks Mr. Dawkins for more than two decades of strong contributions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: January 7, 2025	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer